______________________, A SERIES OF ETF SERIES SOLUTIONS
FORM OF AUTHORIZED PARTICIPANT AGREEMENT
QUASAR DISTRIBUTORS, LLC
615 EAST MICHIGAN STREET
MILWAUKEE, WI 53202

This Authorized Participant Agreement (the “Agreement”) is entered into by and between Quasar Distributors, LLC (the “Distributor”) and [           ] (the “Participant”) and is subject to acceptance by U.S. Bancorp Fund Services, LLC(the “Index Receipt Agent”) as index receipt agent for _______________ ETF, a separate series of ETF Series Solutions (the “Trust” and, together with the Distributor, Participant, Index Receipt Agent, and Trust, the “Parties”).

The Index Receipt Agent serves as the index receipt agent for the Trust and all of its designated series as set forth in Annex I (each a “Fund” and collectively, the “Funds”), and is an Index Receipt Agent as that term is defined in the rules of the National Securities Clearing Corporation (“NSCC”). The Distributor provides services as principal underwriter of the Funds acting on an agency basis in connection with the sale and distribution of the class of shares issued by the Funds known as “Fund Shares.”

The process by which an investor purchases and redeems Fund Shares from a Fund is described in detail in the Trust's current prospectus and statement of additional information, as each may be supplemented or amended from time to time (the “Prospectus”) that comprise part of the Trust’s registration statement, as amended, on Form N-1A and the Authorized Participant Procedures Handbook (the “AP Handbook” and, together with the Prospectus, the “Fund Documents”). The discussion of the purchase and redemption process in this Agreement is modified as necessary by reference to the more complete discussions in the Fund Documents.  Capitalized terms used herein but not otherwise defined herein shall have the meanings set forth in the Fund Documents.

Fund Shares may be purchased or redeemed directly from the Fund only in aggregations of a specified number, known as a “Creation Unit.” The number of Fund Shares presently constituting a Creation Unit of each Fund is set forth in Annex I.  Creation Units of Fund Shares may be purchased only by or through an entity that has entered into an Authorized Participant Agreement with the Distributor and is either a participant in The Depository Trust Company (“DTC”) or a broker-dealer or other participant in the Continuous Net Settlement System (the “CNSS”) of NSCC.

To purchase a Creation Unit, an authorized DTC participant or CNSS participant, whether acting for its own account or on behalf of another party (“Participant Client”), generally must deliver to the Fund a designated basket of equity securities (the “Deposit Securities”) and an amount of cash computed as described in the Fund Documents (the “Balancing Amount”), plus a purchase transaction fee as described in the Fund Documents (the “Transaction Fee”). The Deposit Securities and the Balancing Amount together constitute the “Fund Deposit.” The amount of such Transaction Fee shall be determined by the Trust or investment adviser to the Trust in its sole discretion and may be changed from time to time.  In lieu of Deposit Securities, a Fund may (in its sole discretion) issue Creation Units for an All-Cash Payment.

In the case of each Fund that invests in international or global equity securities, the Participant understands and agrees that the Trust has caused the “Custodian” (as such term is defined in the AP Handbook) to maintain an account with the applicable sub-Custodian for such Fund in the relevant foreign jurisdiction to which the Participant shall deliver (or cause to be delivered) the Deposit Securities for itself (or any Participant Client):  (i) in connection with any Creation Order; (ii) with any appropriate adjustments as advised by such sub-Custodian or Fund; and (iii) in accordance with the terms and conditions applicable to such account in such jurisdiction.

The Parties hereto, in consideration of the premises and of the mutual agreements contained herein, agree as follows:

1.	PURPOSE OF AGREEMENT

This Agreement sets forth the procedures by which the Participant may purchase and/or redeem Creation Units of Fund Shares either (i) through the CNSS clearing processes of NSCC as such processes have been enhanced to effect purchases and redemptions of Creation Units, such processes being referred to herein as the “Clearing Process” or (ii) outside the Clearing Process through the DTC systems. The procedures for processing an order to purchase Fund Shares (a “Purchase Order”) and an order to redeem Fund Shares (a “Redemption Order”) are described in the Fund Documents. All Purchase and Redemption Orders must be made pursuant to the procedures set forth in the Fund Documents.  The Participant may not cancel a Purchase Order or a Redemption Order after it is placed.

2.	STATUS OF PARTICIPANT

a.	The Participant represents, covenants, and warrants that it is (and will continue to be):

i.	a participant in DTC (“DTC Participant”);

ii.	a member of NSCC and a participant in the CNSS;

iii.	able to transact through the Federal Reserve System;

iv.	registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the “1934 Act”);

v.	qualified to act as a broker or dealer in the states or other jurisdictions where it transacts business; and

vi.	a member in good standing of the Financial Industry Regulatory Authority ( “FINRA”).

The Participant shall maintain such participations, eligibility, registrations, qualifications, and membership in good standing and in full force and effect throughout the term of this Agreement.  If the Participant loses any such participation, eligibility, registration, qualification, and/or membership, the Participant shall promptly notify the Distributor in writing of any such change.  Upon such notice, the Distributor may (in its sole discretion) terminate this Agreement.

b.
The Participant shall comply with all applicable federal laws, the laws of the states or other jurisdictions concerned (and the rules and regulations promulgated thereunder), and with the Constitution, By-Laws and Conduct Rules of FINRA.  The Participant shall not offer nor sell Fund Shares of any Fund in any state or jurisdiction where such shares may not lawfully be offered and/or sold.

c.
If the Participant is offering and selling Fund Shares of any Fund in jurisdictions outside the several states, territories and possessions of the United States and is not otherwise required to be registered or qualified as a broker or dealer, or to be a member of FINRA, as set forth above, the Participant nevertheless shall observe the applicable laws of the jurisdiction in which such offer and/or sale is made, to comply with the full disclosure requirements of the Securities Act of 1933, as amended (the “1933 Act”), and the regulations promulgated thereunder, and to conduct its business in accordance with the spirit of FINRA Conduct Rules.

d.
The Participant understands and acknowledges that the proposed method by which Creation Units will be created and traded may raise certain issues under applicable securities laws.  For example, because new Creation Units may be issued and sold by the Fund on an ongoing basis, a “distribution” (as such term is used in the 1933 Act) may occur at any point. The Participant understands and acknowledges that some activities on its part, depending on the circumstances, may result in its being deemed a participant in the distribution in a manner that could render it a statutory underwriter and subject it to the prospectus delivery and liability provisions of the 1933 Act. (A fuller discussion of these risks appears in the Prospectuses.)  Neither the Distributor nor the Index Receipt Agent will indemnify the Participant for any legal violations committed by the Participant.

3.	PURCHASE AND REDEMPTION ORDERS

All Purchase Orders and Redemption Orders shall be made in accordance with the terms of the Fund Documents and the procedures set out in the AP Handbook.  Each Party shall comply with the provisions of such documents to the extent applicable to it.

a.
It is contemplated that the communications used in connection with the purchase and redemption of Creation Units (which includes use by representatives of the Distributor, Index Receipt Agent or the Trust and any affiliates thereof) will be recorded, and each Party hereby consents to the recording of all calls in connection with the purchase and redemption of Creation Units.

b.
The Participant agrees to the terms and conditions as required by the Distributor, the Index Receipt Agent and/or the Funds’ transfer agent in connection with all Purchase and Redemption Orders through an electronic order entry system, known as the Direct Access to a Secure Hub or DASH made available to the Participant (the “DASH Order System”) in connection with the purchase and redemption of Creation Units.

c.
The Funds reserve the right to issue additional or other procedures relating to the manner of purchasing or redeeming Creation Units, and the Participant shall comply with such procedures as may be issued from time to time (including, but not limited to, the Fund Shares cash collateral settlement procedures that are referenced in the AP Handbook).

d.
The Participant agrees (on behalf of itself and any Participant Client) that a Purchase Order or Redemption Order shall be irrevocable and that the Funds (or the Distributor on behalf of the Funds) reserve the right to reject any Purchase Order or Redemption Order in accordance with the terms of the Fund Documents. The Distributor and the Trust have and reserve the right (in their sole discretion and without notice) to reject a Purchase Order or Redemption Order or suspend sales of Fund Shares (in either case, in accordance with the terms of the Fund Documents).

4.	EXECUTION OF PURCHASE ORDERS

a.
To effect the purchase of a Creation Unit of a Fund, the Participant shall (on behalf of itself and any Participant Client) deliver a Fund Deposit plus a purchase transaction fee (as described in the Fund Documents) to the relevant Fund.  The amount of such purchase transaction fee shall be determined by (and in the sole discretion of) the Trust or the investment advisor to the Trust (the “Advisor”) and may be changed from time to time.

i.
The Fund Deposit shall consist of the requisite Deposit Securities plus or minus a Balancing Amount.  The Balancing Amount shall be payable to the Fund depending on the net asset value of Fund Shares determined after the Purchase Order has been placed.

ii.	A Fund may permit or require the substitution of an amount of cash to be added to the Balancing Amount to replace any Deposit Securities (i.e. “cash in lieu”).

iii.
A Fund may (in its sole discretion) accept collateral up to 105% of the value of the Deposit Securities in anticipation of delivery of all or a portion of the requisite Deposit Securities (as disclosed in the Prospectus from time to time) and may use such cash or collateral to purchase Deposit Securities.  The Participant shall be required to deposit an additional amount of cash with the Fund pending delivery of the missing Deposit Securities to the extent necessary to maintain cash collateral in an amount at least equal to 105% of the daily marked to market value of the missing Deposit Securities.

iv.	The Participant shall be responsible for any and all expenses and costs incurred by the Fund in connection with Purchase Orders, including expenses arising from the use of cash in lieu or collateral..

b.
With respect to any Purchase Order, each Fund shall return to the Participant (or any Participant Client) any dividend, distribution, or other corporate action paid to the Fund in respect of any Deposit Security that is transferred to the Fund that, based on the valuation of such Deposit Security at the time of transfer, should have been paid to such Participant (or any Participant Client).

c.
The Participant shall make available or transfer funds for each purchase of Fund Shares of a Fund an amount sufficient to pay the Balancing Amount plus the purchase transaction fee and the additional variable charge for cash purchases (when, in the sole discretion of the Fund, cash purchases are available or specified (the “Cash Amount”). Computation of the Cash Amount shall exclude any taxes, duties or other fees and expenses payable upon the transfer of beneficial ownership of the Deposit Securities, which shall be the sole responsibility of the Participant.  Computation of the Cash Amount shall exclude any stamp duty and other similar fees and expenses payable upon the transfer of beneficial ownership of the Deposit Securities, which shall be the sole responsibility of the Participant and not of the Fund.  The Participant shall ensure that the Cash Amount is provided in accordance with the procedures set forth in AP Handbook.

d.
If a Fund exercises its right to issue Creation Units for an All-Cash Payment, the Participant shall make available or transfer the Cash Amount plus a purchase transaction fee for each purchase of Fund Shares of a Fund in accordance with the procedures set forth in the AP Handbook.

e.
Either the Trust or the Distributor may reject any Purchase Order that is not submitted in proper form by 3:00 p.m., Eastern Time (or 4:00 p.m. through the Order System or via the U.S. Postal Service), as applicable. In addition, the Distributor (on behalf of each Fund) may reject any Purchase Order (based on information provided by the Index Receipt Agent, the Advisor or the Trust or obtained by the Distributor, as the case may be), if:

i.	the purchaser or purchasers, upon obtaining the Creation Units so ordered, would own eighty percent (80%) or more of the outstanding Fund Shares of such particular Fund;

ii.	the Fund Deposit delivered does not contain the securities that the Advisor specified, and the Advisor has not consented to acceptance of an in-kind deposit that varies from the designated portfolio;

iii.
the acceptance of the Fund Deposit would have certain adverse tax consequences, such as causing the particular Fund to no longer meet RIC status under the Internal Revenue Code of 1986, as amended (the “Code”), for federal tax purposes;

iv.	the acceptance of the Fund Deposit would (in the opinion of counsel) be unlawful, as in the case of a purchaser who was banned from trading in securities;

v.
the acceptance of the Fund Deposit would otherwise (in the discretion of the Trust or the Advisor) have an adverse effect on the Trust, the particular Fund, or on the rights of such Fund’s shareholders, including but not limited to the “beneficial owner” (as such term is defined in Rule 16a-1(a)(2) of the 1934 Act, “Beneficial Owner”) of the Fund Shares;

vi.
the value of the Creation Units to be created for the Cash Amount (or the amount of the Balancing Amount to accompany an in-kind payment of Deposit Securities) exceeds a purchase authorization limit afforded to the Participant by the Custodian, and the Participant has not deposited an amount in excess of such purchase authorization with the Custodian prior to 3:00 p.m., Eastern Time, on the transmittal date; or

vii.
there exist circumstances outside the control of the Trust or the Distributor that make it impossible to process purchases of Fund Shares for all practical purposes. Examples of such circumstances include: acts of God or public service or utility problems such as fires, floods, extreme weather conditions and power outages resulting in telephone, telecopy and computer failures, market conditions or activities causing trading halts, systems failures involving computer or other information systems affecting the Trust, the Advisor, any sub-Advisor(s), the Index Receipt Agent, the Custodian, the Distributor, DTC, NSCC or any other participant in the purchase process, and similar extraordinary events.

5.	EXECUTION OF REDEMPTION ORDERS

a.	Redemption Orders may be submitted only on days that the Trust is open for business, as required by section 22(e) of the Investment Company Act of 1940, as amended (the “1940 Act”).

b.	Fund Shares of any Fund may be redeemed only when one or more Creation Units are held in the account of a single Participant.

c.
To effect the redemption of a Creation Unit of a particular Fund, the Participant shall (on behalf of itself and any Participant Client) deliver to the Index Receipt Agent the requisite number of Fund Shares comprising the number of Creation Units being redeemed as described in the Fund Documents.  Proceeds of the redemption of a Creation Unit shall consist of Fund Securities plus or minus the Balancing Amount.  The Balancing Amount will be payable to or receivable from the Fund depending on the net asset value of Fund Shares of the Fund next determined after the Redemption Order has been received.  Participant shall be responsible for paying any redemption transaction fee and/or additional variable charge assessed by the Fund.  The amount of such redemption transaction fee and/or additional variable charge shall be determined by the Trust, or the Advisor, in its sole discretion and may be changed from time to time. The Fund may permit the Participant to redeem a Creation Unit when the Participant is unable to deliver all or part of a Creation Unit upon the delivery of collateral up to 105%/ of the value of the requisite Fund Shares, marked to market on a daily basis, in anticipation of delivery of all or a portion of the requisite Fund Shares, and the Fund may use such cash or collateral to purchase Fund Shares. In addition, the Participant shall be responsible for any and all expenses and costs incurred in connection with any Redemption Requests, including expenses arising out of the use of collateral.

d.
If Fund Shares are not transferred to the Fund in accordance with the terms of the Fund Documents when making a Redemption Order, such Redemption Order may be rejected by the Fund, and the Participant will be solely responsible for all costs, losses, and fees incurred (in relation to such rejected Redemption Order) by the Fund, the Index Receipt Agent and/or the Distributor.

e.	The Participant represents, covenants and warrants that it will not attempt to place a Redemption Order for the purpose of redeeming any Creation Units, unless:

i.
it first ascertains that it (or the Participant Client, as the case may be) owns outright (or has full legal authority and legal and beneficial right to tender) the requisite number of Fund Shares for redemption; and

ii.
such Fund Shares have not been loaned or pledged to another party and are not the subject of a repurchase agreement, securities lending agreement, or any other agreement that would preclude the delivery of such Fund Shares to the Fund.

f.	With respect to any Redemption Order:

i.	the Participant shall (on behalf of itself and any Participant Client) return to a Fund; and

ii.	a Fund is entitled to reduce the amount of money or other proceeds due to the Participant (or any Participant Client) by an amount equal to,

any dividend, distribution, or other corporate action paid to the Participant (or to any Participant Client) in respect of any Deposit Security that is transferred to the Participant (or any Participant Client) that, based on the valuation of such Deposit Security at the time of transfer, should have been paid to the Fund.

g.
Notwithstanding anything to the contrary in this Agreement or the Prospectus, residents of certain countries are entitled to receive only cash upon redemption of a Creation Unit. Accordingly, the Participant shall confirm that any request it submits for an in-kind redemption has not been submitted on behalf of a Beneficial Owner who is a resident of a country requiring that all redemptions be made in cash.  A Fund may (in its sole discretion) satisfy a Redemption Request with an All-Cash Payment.

6.	AUTHORIZATION OF INDEX RECEIPT AGENT

With respect to Purchase Orders or Redemption Orders processed through the Clearing Process, the Index Receipt Agent shall transmit to the NSCC on behalf of the Participant such instructions, including amounts of the Deposit Securities and Balancing Amounts as are necessary, consistent with the instructions issued by the Participant to the Distributor. The Participant shall be bound by the terms of such instructions issued by the Index Receipt Agent and reported to NSCC as though such instructions were issued by the Participant directly to NSCC.

7.	MARKETING MATERIALS AND REPRESENTATIONS.

The Participant shall not make any representations concerning Fund Shares, the Trust, or the Funds (other than those contained in the Funds’ then current Prospectuses or in any promotional materials or sales literature furnished to the Participant by the Distributor). The Participant shall not furnish (or cause to be furnished) to any person (nor shall it display or publish) any information or materials relating to Fund Shares (including, without limitation, promotional materials and sales literature, advertisements, press releases, announcements, statements, posters, signs, or other similar materials), except such information and materials as may be furnished to the Participant by the Distributor and such other information and materials as may be approved in writing by the Distributor. The Fund shall not be advertised or marketed as an open-end investment company (i.e., as a mutual fund), and any advertising materials will prominently disclose that the Fund Shares are not individually redeemable. In addition, any advertising material that addresses redemption of Fund Shares will disclose that Fund Shares may be tendered for redemption to the issuing Fund only in Creation Units.  Notwithstanding the foregoing, the Participant may (in the regular course of its business and without the written approval of the Distributor) prepare and circulate research reports that include information, opinions, or recommendations relating to Fund Shares (i) for public dissemination, provided that such research reports compare the relative merits and benefits of Fund Shares with other products and are not used for purposes of marketing Fund Shares and (ii) for internal use by the Participant.

8.	TITLE TO SECURITIES; RESTRICTED SHARES

The Participant represents (on behalf of itself and any Participant Client) that, upon delivery of Deposit Securities to the Custodian, the Fund will acquire good and unencumbered title to such securities, free and clear of all liens, restrictions, charges, and encumbrances, and not subject to any adverse claims, including without limitation any restrictions upon the sale or transfer of such securities imposed by either (i) any agreement or arrangement entered into by the Participant or any Participant Client in connection with a Purchase Order or (ii) any provision of the 1933 Act, and any regulations thereunder (except that portfolio securities of issuers other than U.S. issuers shall not be required to have been registered under the 1933 Act if exempt from such registration) or of the applicable laws or regulations of any other applicable jurisdiction).  The Participant also represents (on behalf of itself and any Participant Client) that no such securities are “restricted securities” as such term is used in Rule 144(a)(3)(i) under the 1933 Act.

9.	BALANCING AMOUNT

In connection with a Purchase Order, the Participant shall (whether for itself or any Participant Client) make available:

(i)	on or before the contractual settlement date (the “Contractual Settlement Date”);

(ii)	by means satisfactory to the Trust; and

(iii)	in accordance with the provisions of the Fund Documents,

immediately available or same day funds estimated by the Trust to be sufficient to pay the Balancing Amount next determined after acceptance of the Purchase Order, together with the applicable purchase transaction fee.  Any excess funds will be returned following settlement of the Purchase Order.  The Participant should ascertain the applicable deadline for cash transfers by contacting the operations department of the broker or depositary institution effectuating the transfer of the Balancing Amount.

In the event that payment of such Balancing Amount has not been made in accordance with the provisions of the Fund Documents or by such Contractual Settlement Date, the Participant shall (on behalf of itself or any Participant Client) pay the amount of the Balancing Amount plus interest, which shall be computed at such reasonable rate as may be specified by the Fund from time to time.  The Participant shall be liable to the Custodian, any sub-custodian, or the Trust for any amounts advanced by the Custodian or any sub-custodian (any such advancement made in the sole discretion of the Custodian or sub-custodian) to the Participant for payment of the amounts due and owing for the Balancing Amount. Computation of the Balancing Amount shall exclude any taxes, duties or other fees and expenses payable upon the transfer of beneficial ownership of the Deposit Securities, which shall be the sole responsibility of the Participant and not the Trust.

10.	ROLE OF PARTICIPANT

a.
For all purposes of this Agreement, the Participant (i) is deemed to be an independent contractor and (ii) has no authority to act as agent for the Funds or the Distributor in any matter or in any respect. The Participant shall make itself and its employees available upon request during normal business hours to consult with the Funds or the Distributor or their designees concerning the performance of the Participant’s responsibilities under this Agreement.

b.
The Participant, as a DTC Participant and in connection with any purchase or redemption transactions in which it acts on behalf of a third party, shall extend to such party all of the rights (and shall be bound by all of the obligations) of a DTC Participant in addition to any obligations that it undertakes hereunder or in accordance with the Fund Documents.

c.
The Participant represents that it may be a Beneficial Owner of Fund Shares from time to time. To the extent that it is a Beneficial Owner of Fund Shares, the Participant shall irrevocably appoint Distributor as its attorney and proxy with full authorization and power to vote (or abstain from voting) its beneficially owned shares. The Distributor intends to vote (or abstain from voting) the Participant’s beneficially owned shares in the same proportion as the votes (or abstentions) of all other shareholders of the Fund on any matter submitted to the vote of shareholders of the Fund or Trust.  The Distributor (as attorney and proxy for Participant under this Clause 10), (i) shall have full power of substitution and revocation; (ii) may act through such agents, nominees, or attorneys as it may appoint from time to time; and (iii) may provide voting instructions to such agents, nominees, or substitute attorneys. Distributor may terminate this irrevocable proxy within sixty (60) days written notice to the Participant.

d.
The Participant further represents that its anti-money laundering program (“AML Program”) is maintained consistent with all applicable federal laws, rules and regulations, including the USA Patriot Act and rules promulgated by the SEC, and that its AML Program (at a minimum) (i) designates a compliance officer to administer and oversee the AML Program, (ii) provides ongoing employee training, (iii) includes an independent audit function to test the effectiveness of the AML Program, (iv) establishes internal policies, procedures, and controls that are tailored to its particular business, (v) includes a customer identification program consistent with the rules under section 326 of the USA Patriot Act, (vi) provides for the filing of all necessary anti-money laundering reports including, but not limited to, currency transaction reports and suspicious activity reports, (vii) provides for screening all new and existing customers against reports and suspicious activity reports, (viii) provides for screening all new and existing customers against the Office of Foreign Asset Control list and any other government list that is or becomes required under the USA Patriot Act, and (ix) allows for appropriate regulators to examine its anti-money laundering books and records. The Distributor shall verify the identity of each Authorized Participant and maintain identification verification and transactional records in accordance with the requirements of applicable laws and regulations aimed at the prevention and detection of money laundering and/or terrorism activities.

11.	AUTHORIZED PERSONS OF THE PARTICIPANT

a.
Concurrently with the execution of this Agreement and from time to time thereafter as may be requested by the Funds, the Participant shall deliver to the Funds, with copies to the Index Receipt Agent, a certificate in a form approved by the Funds (see Annex II hereto), duly certified as appropriate by the Participant’s Secretary or other duly authorized official, setting forth the names and signatures of all persons authorized to give instructions relating to any activity contemplated hereby or any other notice, request, or instruction on behalf of the Participant (each an “Authorized Person”). Such certificate may be accepted and relied upon by the Distributor and the Funds as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until delivery to the Funds of a superseding certificate. Upon the termination or revocation of authority of such Authorized Person by the Participant, the Participant shall give immediate written notice of such fact to the Funds with copy to the Index Receipt Agent, and such notice shall be effective upon receipt by the Funds.

b.
The Distributor or Index Receipt Agent shall issue to the Participant a unique personal identification number (“PIN Number”) by which the Participant shall be identified and instructions issued by the Participant hereunder shall be authenticated. The PIN Number shall be kept confidential and provided to Authorized Persons only. If the Participant’s PIN Number is changed, the new PIN Number will become effective on a date mutually agreed upon by the Participant and/or Distributor and Index Receipt Agent. If for some reason, the Participant’s PIN number is compromised, the Participant shall contact the Distributor or Index Receipt Agent immediately in order for a new one to be issued.

c.
The Distributor or Index Receipt Agent shall assume that all instructions issued to it using the Participant’s PIN Number have been properly placed, unless the Distributor has actual knowledge to the contrary or the Participant has revoked its PIN Number. The Distributor or Index Receipt Agent shall not verify that an Order is being placed by or on behalf of the Participant.  None of the Distributor, the Index Receipt Agent, and the Trust shall be liable (absent fraud or willful misconduct) for losses incurred by the Participant as a result of unauthorized use of the Participant’s PIN Number, unless the Participant previously submitted written notice to revoke its PIN Number.

12.	COMPLIANCE WITH SECTION 351 OF THE CODE

a.
The Participant represents, covenants and warrants that it does not (and will not in the future) hold for the account of any single Beneficial Owner (or group of related Beneficial Owners) 80 percent or more of the currently outstanding Fund Shares of any Fund, so as to cause a Fund to have a basis in the portfolio securities deposited with the Fund different from the market value of such portfolio securities on the date of such deposit, pursuant to section 351 of the Code.

b.	The Participant agrees that the confirmation relating to any order for one or more Creation Units shall state as follows:

Purchaser represents and warrants that, after giving effect to the purchase of Fund Shares to which this confirmation relates, it will not hold 80% or more of the outstanding Fund Shares of the issuing Fund and will not treat such purchase as eligible for tax-free treatment under section 351 of the Internal Revenue Code of 1986, as amended. If purchaser is a dealer, it agrees to deliver similar written confirmations to any person purchasing from it any of the Fund Shares to which this confirmation relates.

c.
A Fund and its Index Receipt Agent and Distributor shall have the right to require, as a condition to the acceptance of a deposit of Deposit Securities, information from the Participant regarding ownership of the Fund Shares by such Participant and its customers, and to rely thereon to the extent necessary to make a determination regarding ownership of 80 percent or more of the Fund’s currently outstanding Fund Shares by a Beneficial Owner.

13.	OBLIGATIONS OF PARTICIPANT

a.	The Participant shall maintain records of all sales of Fund Shares made by or through it and to furnish copies of such records to the Trust or the Distributor upon request.

b.	The Participant shall maintain procedures designed to protect the privacy of non-public personal consumer/customer financial information to the extent required by applicable law, rule and regulation.

c.
The Participant represents, covenants and warrants that it is not and will not be (i) an affiliated person of a Fund, (ii) a promoter or a principal underwriter of a Fund, or (iii) an affiliated person of such persons (except under 2(a)(3)(A) or 2(a)(3)(C) of the 1940 Act due to ownership of Fund Shares).

d.
The Participant shall meet the Trust’s or Distributor’s written creditworthiness standards at all times and will inform the Trust or Distributor immediately should the Participant not meet such standards.  The Participant shall be subject to various tests performed by the Trust, Distributor, or its designee to determine whether the Participant is in compliance with such standards and agrees to comply with all requests for information in order to permit the Trust or Distributor to perform such tests.

e.	The Participant shall maintain the e-mail address set forth on the signature page to this Agreement and promptly notify the Distributor of any e-mail address changes.

14.	INDEMNIFICATION

This Clause 14 shall survive the termination of this Agreement.

a.
The Participant shall indemnify and hold harmless the Distributor, the Funds, the Index Receipt Agent, their respective subsidiaries, affiliates, directors, officers, employees, and agents, and each person (if any) who controls such persons within the meaning of section 15 of the 1933 Act (each a “Participant Indemnified Party”), from and against any loss, liability, cost, or expense (including attorneys’ fees) incurred by such Participant Indemnified Party as a result of (i) any breach by the Participant of any provision of this Agreement; (ii) any failure on the part of the Participant to perform any of its obligations set forth in this Agreement; (iii) any failure by the Participant to comply with applicable laws, including rules and regulations of self-regulatory organizations; (iv) actions of such Participant Indemnified Party in reliance upon any instructions issued in accordance with the Fund Documents or Annex II (as each may be amended from time to time) reasonably believed by the Distributor and/or the Index Receipt Agent to be genuine and to have been given by the Participant; or (v) the Participant’s failure to complete a Purchase Order or Redemption Order that has been accepted. The Funds (as third party beneficiaries to this Agreement) are entitled to proceed directly against the Participant in the event that the Participant fails to honor any of its obligations under this Agreement that benefit the Fund.  Notwithstanding anything to the contrary, the Participant shall not be liable to the Distributor for any damages arising out of (x) mistakes or errors in data provided by the Distributor, (y) interruptions or delays of communications with the Participant Indemnified Parties who are service providers to the Fund, or (z) any action, representation, or solicitation made by the wholesalers of the Fund.

b.
The Distributor shall indemnify and hold harmless the Participant, the Index Receipt Agent, their respective subsidiaries, affiliates, directors, officers, employees, and agents, and each person (if any) who controls such persons within the meaning of section 15 of the 1933 Act (each a “Distributor Indemnified Party”), from and against any loss, liability, cost, or expense (including attorneys’ fees) incurred by such Distributor Indemnified Party as a result of (i) any breach by the Distributor of any provision of this Agreement; (ii) any failure on the part of the Distributor to perform any of its obligations set forth in this Agreement; (iii) any failure by the Distributor to comply with applicable laws, including rules and regulations of self-regulatory organizations; or (iv) actions of such Distributor Indemnified Party in reliance upon any representations made in accordance with the Fund Documents (as each may be amended from time to time) reasonably believed by the Participant to be genuine and to have been given by the Distributor.  Notwithstanding anything to the contrary, the Distributor shall not be liable to the Participant for any damages arising out of (x) mistakes or errors in data provided by the Participant, (y) interruptions or delays of communications with the Distributor Indemnified Parties who are service providers to the Fund, or (z) any action, representation, or solicitation made by the wholesalers of the Fund.

c.
The Funds, the Distributor, and the Index Receipt Agent (and any person who controls such persons within the meaning of section 15 of the 1933 Act) shall not be liable to the Participant for any damages arising from any differences in performance between the Deposit Securities in a Fund Deposit and the Fund’s benchmark index (if there is a benchmark index).

d.
In the absence of bad faith, gross negligence or willful misconduct on its part, neither the Distributor nor the Transfer Agent (whether acting directly or through agents, affiliates or attorneys) shall be liable for any action taken, suffered or omitted or for any error of judgment made by any of them in the performance of their duties hereunder. Neither the Distributor nor the Transfer Agent shall be liable for any error of judgment made in good faith, unless the party exercising such judgment shall have been grossly negligent in ascertaining the pertinent facts necessary to make such judgment.  In no event shall the Distributor or the Transfer Agent be liable for any special, indirect, incidental, exemplary, punitive or consequential loss or damage of any kind whatsoever (including but not limited to loss of revenue, loss of actual or anticipated profit, loss of contracts, loss of the use of money, loss of anticipated savings, loss of business, loss of opportunity, loss of market share, loss of goodwill or loss of reputation), even if such parties have been advised of the likelihood of such loss or damage and regardless of the form of action.

e.	In no event shall the Distributor or the Transfer Agent be liable for:

i.	the acts or omissions of DTC, NSCC or any other securities depository or clearing corporation; or

ii.	losses incurred by the Participant or Participant Client as a result of unauthorized use of any PIN.

f.	The Distributor shall not be liable for any action or failure to take any action with respect to the voting matters set forth in Clause 10(d) (Role of Participant).

15.	INFORMATION ABOUT DEPOSIT SECURITIES

The Advisor will make available on each day that the Trust is open for business, through the facilities of the NSCC, the names and amounts of Deposit Securities to be included in the current Fund Deposit for each Fund.

16.	RECEIPT OF PROSPECTUS BY PARTICIPANT

The Participant acknowledges receipt of the Prospectus and represents that it has reviewed such document (including the Statement of Additional Information incorporated therein) and understands the terms thereof.

17.	CONSENT TO ELECTRONIC DELIVERY OF PROSPECTUS

The Distributor may electronically deliver a single prospectus, annual or semi-annual report, or other shareholder information (each, a “Shareholder Document”) to persons who have effectively consented to such electronic delivery.  The Distributor will deliver Shareholder Documents electronically by sending consenting persons an e-mail message informing them that the applicable Shareholder Document has been posted and is available on the Fund’s website and providing a hypertext link to the document.  The electronic versions of the Shareholder Documents will be in PDF format and can be downloaded and printed using Adobe Acrobat.

The Distributor shall electronically deliver all Shareholder Documents to the Participant at the e-mail address set forth on the signature page attached to this Agreement, unless and until the Participant provides written notice to the Distributor requesting otherwise.  Until such notice is provided, the Participant can only obtain access to the Shareholder Documents electronically.  However, the Distributor shall provide a reasonable number of paper copies of either (i) a Fund’s statutory prospectus or (ii) a Fund’s summary prospectus in accordance with Rule 498 under the 1933 Act (or any successor rule) upon the Participant’s request.  The Distributor has sole discretion of choosing whether to provide the materials in (i) or (ii) above.

18.	NOTICES

Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery; by Federal Express or other similar delivery service; by registered or certified United States first class mail, return receipt requested; or by telex, telegram, facsimile, electronic mail (e-mail) or similar means of same day delivery (with a confirming copy by mail).

Unless otherwise notified in writing, all notices to the Fund shall be at the address or telephone, facsimile, electronic mail (e-mail), or telex numbers indicated below the signature of the Distributor.

All notices to the Participant, the Distributor, and the Index Receipt Agent shall be directed to the address or telephone, facsimile, electronic mail (e-mail) or telex numbers indicated below the signature line of such Party.

19.	EFFECTIVENESS, TERMINATION, AND AMENDMENT OF AGREEMENT

a.
This Agreement shall become effective five Business Days after execution and delivery to the Distributor upon notice by the Distributor to the Authorized Participant.  A “Business Day” shall mean each day the listing exchange (upon which the fund is listed) is open for business.

b.
This Agreement may be terminated at any time by any Party upon sixty days’ prior written notice to the other Parties, and may be terminated earlier by the Fund or the Distributor at any time in the event of a breach by the Participant of any provision of this Agreement or the procedures described or incorporated herein. This Agreement will be binding on each Party’s successors and assigns, but the Parties agree that no Party can assign its rights and obligations under this Agreement without the prior written consent of the other Parties.

c.
This Agreement may be amended by the Distributor from time to time without the consent of the Participant or Index Receipt Agent by the following procedure. The Distributor will deliver a copy of the amendment to the Participant and the Index Receipt Agent in accordance with Clause 18 (Notices). If neither the Participant nor the Index Receipt Agent objects in writing to the amendment within five days after its receipt, the amendment will become part of this Agreement in accordance with its terms.

20.	TRUST AS THIRD PARTY BENEFICIARY

The Participant understands and agrees that the Trust (as a third party beneficiary to this Agreement) is entitled and intends to proceed directly against the Participant in the event that the Participant fails to honor any of its obligations pursuant to this Agreement that benefit the Trust.

21.	INCORPORATION OF FUND DOCUMENTS

The Participant acknowledges receipt of the Fund Documents, represents that it has reviewed such documents and understands the terms thereof, and further acknowledges that the procedures contained therein pertaining to the creation and redemption of Creation Units are incorporated herein by reference.

In the event of any conflict between this Agreement and the Fund Documents, the Fund Documents shall control.  In the event of a conflict between the Prospectuses and AP Handbook, the Prospectuses shall control.  Each Party agrees to comply with the provisions of the Fund Documents.

22.	GOVERNING LAW

This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware.

23.	ARBITRATION.

Any controversy or claim arising out of or relating to this Agreement, or any breach thereof, shall be settled by arbitration in accordance with the then existing FINRA Code of Arbitration Procedure.  Any arbitration shall be conducted in Milwaukee, Wisconsin, and each arbitrator shall be from the securities industry.  Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof

24.	COUNTERPARTS

This Agreement may be executed in several counterparts, each of which shall be an original, and all of which shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered as of the date written below.

DATED:  __________________________________

QUASAR DISTRIBUTORS, LLC

      By:

      Name:                    James Schonike
      Title:                      President
      Address:               615 East Michigan Street, Milwaukee, WI 53202
      Telephone:           414-905-7640
      Facsimile:              414-905-7939
      E-mail:                   dealeragreements@usbank.com

[Name of Participant]

By:

Name:
Title:
Address:
Telephone:
Facsimile:
Telex:
E-mail:

ACCEPTED BY U.S. BANCORP FUND SERVICES, LLC, as Index Receipt Agent

By:

Name:
Title:
Address:
Telephone:
Facsimile:
Telex:
E-mail:

ANNEX I – CREATION UNIT SIZE FOR FUND SHARES

Name of Fund	Number of shares constituting a Creation Unit
____________________ ETF (XXXX)	50,000 Shares

ANNEX II
FORM OF CERTIFIED AUTHORIZED PERSONS OF PARTICIPANT

The following are the names, titles and signatures of all persons (each an "Authorized Person") authorized to give instructions relating to any activity contemplated by this Authorized Participant Agreement, or any other notices, request or instruction on behalf of Participant pursuant to this Authorized Participant Agreement.

For each Authorized Person:

      Name:
      Title:
      Signature:
      E-Mail Address:
      Telephone:
      Facsimile:

      Name:
      Title:
      Signature:
      E-Mail Address:
      Telephone:
      Facsimile:

      Name:
      Title:
      Signature:
      E-Mail Address:
      Telephone:
      Facsimile:

The undersigned [name], [title], [company] certifies that the persons listed above have been duly elected to the offices set forth beneath their names, that they presently hold such offices, that they have been duly authorized to act as Authorized Persons pursuant to the Authorized Participant Agreement by and among Quasar Distributors, LLC and [Participant] dated [date] and that their signatures set forth above are their own true and genuine signatures.

By: ___________________________

Name:
Title: [Participant's] Secretary or Other Duly Authorized Officer
Date:

PROFILE SHEET

 *Complete the entire form and return with agreement.  Failure to do so will result in delayed set up.*

ORGANIZATION TYPE: Authorized Participant (AP)

Organization Name:

DTC Participant Number:

CNS Member (check one):    ☐Yes       ☐No

Preferred Time Zone (Circle One):

America/New York           America/Chicago Europe/Berlin
America/Denver               America/Los Angeles
America/Anchorage        America/Puerto Rico
Pacific/Honolulu              America/Adak
America/Boise                  America/Indianapolis
America/Phoenix              Europe/London

PIN* # :
*Required - minimum of 4, maximum of 5 characters, numbers, letters or symbols.

Organization Phone Number :

Organization Fax Number:

Email Address:

Organization Address:

Fund(s) not Authorized to Trade (Please List Symbol(s) Below):

Officer Name:			User Name:
Title:			Title:
Email:			Email:
Phone:			Phone:
Fax:			Fax:

User Role: (check one)			User Role: (check one)

☐ Read Only Trader	☐Trader	☐ Power	☐ Read Only Trader	☐ Trader	☐ Power

User Name:			User Name:
Title:			Title:
Email:			Email:
Phone:			Phone:
Fax:			Fax:

User Role: (check one)			User Role: (check one)

☐ Read Only Trader	☐Trader	☐ Power	☐ Read Only Trader	☐Trader	☐ Power

For operational questions on this form contact:
    U.S. Bancorp Fund Services, LLC
     Phone : 800-617-0004
     Fax :  855-394-8957
     Email : ETF@usbank.com

*** Activation information for US Bancorp Fund Services’ DASH system is emailed after setup. For Internal Use Only Received Date ________________ Setup Date________________

DASH Contact Information: US Bancorp Fund Services, LLC Attn: FID – ETFs 4th Floor 615 East Michigan Avenue Milwaukee, WI 53201-0701	Hours of Operation: 7:00 a.m. – 4:00 p.m. C.S.T. ETF Servicing Phone # : 800-617-0004 ETF Servicing Fax # : 855-394-8957 ETF Servicing Email : ETF@usbank.com
Daily Operation Contacts:	Escalation Contacts:
Jon Buss
Specialized Trader
US Bancorp Fund Services, LLC
Financial Intermediary Department

Billy Jo Jacobson
Specialized Trader
US Bancorp Fund Services, LLC
Financial Intermediary Department

Megan Zenoni
Specialized Trader
US Bancorp Fund Services, LLC
Financial Intermediary Department

Nick Sollazo Manager US Bancorp Fund Services, LLC Financial Intermediary Department Casey Sauer Department Manager- V.P. US Bancorp Fund Services, LLC Financial Intermediary Department

ETF Order Placement Request
*** All items must be completed before submission

To: US Bancorp Fund Services, LLC Transfer Agent Firm Name: Firm Phone # : Fax: PIN#	USBFS-DASH Hours of Operation: 7:00 a.m. – 4:00 p.m. C.S.T. ETF Servicing Phone # : 800-617-0004 ETF Servicing Fax # : 855-394-8957 ETF Servicing Email : ETF@usbank.com
Order Details:	AP Trader:
ETF Symbol: ETF Name: ETF CUSIP: Order Type (check one): Create ☐ Redeem ☐ Creation Units: Settlement Method (check one): In-Kind ☐ Cash ☐
Trader Name:

Role:

Call Back Phone Number:

Note: All faxed trades will be confirmed via phone back to the AP Trader.

Restricted Securities (check one):    Yes ☐     No ☐

If Yes – List the Restricted Security Symbol(s) Below:

Settlement (check one): T+1 ☐     T+2☐     T+3☐

Clearing Process (check one):    CNS ☐     DTC☐

80% Disclaimer **:  ☐   In Compliance
** This order will not result in “reference organization listed above” owning 80% or more of the said ETF Symbol
Reason for restriction (check one): Broker Related ☐ Market Liquidity ☐
For Internal Use Only Received Date and Time ________________	Placement Date and Time________________ Order Confirm Number ________________